UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEPTEMBER 24, 2010
Date of Report (Date of Earliest Event Reported)

CMoney, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-167176	75-3260546
(State or other jurisdiction of Identification)	(Commission File Number)	(IRS Employer No.)

One Sugar Creek Center Blvd., 5th Floor
Sugar Land, Texas 77478
Address

(713) 589-5393
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))
☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01. Other Events

On September 23, 2010 the Company was notified by its investment banker/ business consultant, Pythagoras Group, Inc that they would no longer be able to provide services to the Company. They also agreed to waive all fees owed by the Company to them. The Company accepted their voluntary letter of resignation.

Item 9.01 Exhibits

Exhibit Number	Description
10.1	Letter of Resignation of Investment Banker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

cMoney, Inc.

By: /s/ Larry Wilson
Name: Larry Wilson
Title: Chairman of Board
Dated: 9/24/2010